                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

     BioMarin Pharmaceutical, Inc, a California corporation ("BioMarin"), and John C. Klock ("Klock"), an individual resident of California, enter into this Employment Agreement ("Agreement"), effective on the date that it is signed by the second of them.


                                    RECITALS

     A. BioMarin wishes to employ Klock as its president, and once Klock is employed, to retain him, in order to avail itself of Klock's experience, skills, and knowledge.

     B. Klock wishes to be employed as BioMarin's president and, once employed, to be assured of security in his position.

     C. BioMarin and Klock wish to enter into this Agreement on the terms and conditions set forth below.


                                   AGREEMENT

     1.         TERM.   1.1    BioMarin shall employ Klock as its president for
three years, commencing on the effective date of this agreement. Unless BioMarin or Klock gives notice of its or his intention not to renew in accord with the notice requirements of Paragraph 11.2 this Agreement shall be deemed renewed at the expiration of its three-year term on all of its terms and conditions, except those governing Klock's compensation, which shall be renewed under Paragraph 1.2

     1.2. If this Agreement is renewed under the provisions of Paragraph 1.1, BioMarin and Klock shall confer, as soon as is practicable after the commencement of the renewal term, and shall negotiate in good faith the adjustment of Klock's compensation during this Agreement's renewal term. Should BioMarin and Klock fail to meet or to agree upon the adjustment of Klock's compensation within fifteen days after the renewal of this Agreement, BioMarin may, upon two day's written notice, unilaterally adjust the compensation by amounts that, under the circumstances, BioMarin reasonably believes will compensate Klock fairly for his services during the renewal term. In that event, Klock, without penalty or liability for BioMarin or Klock, and upon fifteen days' written notice, may terminate this agreement as of the effective date of the compensation adjustment, unless BioMarin agrees on or before such effective date to any compensation adjustment demanded by Klock in his written notice.

     2.         KLOCK'S DUTIES.   2.1   In his capacity as BioMarin's
president, Klock shall perform all acts or services and do all things necessary or advisable to manage or conduct BioMarin's business, subject to the policies set by BioMarin's board of directors.

     2.2 Except with the written consent of BioMarin's board of directors, Klock shall devote seventy percent (70%) of his productive time, ability, and attention to BioMarin's business and during this 70% of time, shall not engage in any other business or render any services of a business, commercial, or professional nature to or on behalf of any other person or enterprise. With respect to the 30% of his time not devoted to BioMarin, Klock shall not do any activity which is directly competitive with BioMarin. This provision shall not prevent Klock from making passive personal investments, except investments that result in Klock's direct or indirect acquisition of an interest in a business actually or potentially competitive with BioMarin, provided, however, that notwithstanding the foregoing, Klock shall not be prohibited from acquiring in the public market shares of securities that do not exceed 1% of the outstanding stock of such issuer, and to the extent that, on the effective date of this Agreement, Klock has interests in businesses actually or potentially competitive with BioMarin, nothing in this Agreement shall be construed to require Klock to divest himself of such interests.

     2.3 Klock shall not misuse, misappropriate, or, except as authorized by BioMarin's board of directors, disclose to persons not employed by BioMarin, any confidential information concerning BioMarin so long as the information is reasonably subject to characterization as a "trade secret" within the meaning of California Civil Code Section 3426.1 (d) as that section exists on the date of this Agreement is executed or renewed. The confidential information subject to the prohibition in this paragraph includes, but is not limited to, information concerning finances, personnel, customers, computer operations and programs, research and development, products, or services.

     3.         BIOMARIN'S DUTIES.   3.1   BioMarin shall provide Klock with the
compensation, incentives, benefits, and business expense reimbursement set out in other paragraphs of this Agreement.

     4.         KLOCK'S COMPENSATION.

     4.1 During the first year of this Agreement Klock's BioMarin compensation shall be the sum of $175,000.00 payable in twenty-four equal installments of $7,291.66 each. During the second and third years of this Agreement, Klock's compensation shall be reviewed by the board of directors and appropriate adjustments based on cost-of-living and performance, but in no case will the salary be less than paid in the first year of this Agreement. During any renewal of this Agreement, Klock's compensation shall be as set forth in an addendum to this Agreement, signed by or on behalf of BioMarin and Klock.

     4.2 The installments provided in Paragraph 4.1 shall be paid on the fifteenth and last days of each month, unless those days are Saturdays, Sundays, or legal holidays, in which case the installments shall be paid on the last preceeding business day.

     4.3 On the first day of every quarter or the first trading day of a quarter, the Company will calculate the capitalization of BioMarin using the price of the common stock either on a publically traded exchange or the most recent price at which a disinterested third party has acquired securities with a value of at least one million dollars ($1,000,000) times the number of outstanding shares. The first adjustment in Klock's salary occurs when the capitalization of BioMarin reaches 50 million dollars ($50,000,000) and for each subsequent increase or decrease of 50 million dollars ($50,000,000), Klock's compensation shall be adjusted upwards or downwards by adding or subtracting fifty thousand dollars ($50,000) in compensation for each fifty million dollar ($50,000,000) change in BioMarin's capitalization.

     5.         KLOCK'S BENEFITS.   5.1   BioMarin shall reimburse Klock for
the use of his personal automobile(s) for BioMarin-related activities, and Klock shall maintain written records of such use and shall be reimbursed at standard mileage rates acceptable to the Internal Revenue Service payable to him as a result of such personal use.

     5.2 BioMarin shall provide Klock with term life insurance, payable as directed by Klock, in the amount of twice his annual compensation, but in no case less than $300,000.00, and shall provide Klock and his dependents with coverage under the Company's health insurance policy.

     5.3 If Klock, in the opinion of a licensed medical doctor, becomes mentally or physically incapacitated to the extent that he is unable to discharge his employment duties under this Agreement for a period of six months or more, BioMarin shall continue to provide Klock, for a period ending six months from the determination of incapacity, or at until end of the term of this Agreement if earlier, with his compensation as set out in Paragraph 4.1.

     5.4 If Klock dies during the term of this Agreement, BioMarin shall continue to pay, for six months following Klock's death, or until the end of the term of this Agreement if earlier, Klock's compensation, as set out in Paragraph
4.1 of this Agreement, to Klock's surviving spouse, if there is one, or, if not, to the executor or administrator of Klock's estate. BioMarin shall pay any sums owed to Klock as of the date of his death to the executor or administrator of his estate.

     5.5 Klock shall be entitled to such vacation time each year as BioMarin provides to its other management employees, on the same terms and conditions.

     6. REIMBURSEMENT OF KLOCK'S REASONABLE BUSINESS EXPENSES. BioMarin shall promptly reimburse Klock for all reasonable business expenses incurred by Klock in the discharge of his duties under this agreement, so long as the expenditures qualify as proper business deductions under the Internal Revenue Code, and they are properly substantiated by Klock with documentation adequate to establish their deductibility under the Internal Revenue Code.

     7.         TERMINATION.

     7.1 This Agreement shall be terminated upon Klock's disability, subject to the provisions of Paragraph 5.3; death, subject to the provisions of Paragraph 5.4; upon Klock's voluntary resignation, or retirement.

     7.2 This Agreement may be terminated at any time by BioMarin without cause upon six months' notice to Klock and by Klock upon three months' notice to BioMarin's board of directors. If this Agreement is terminated under the provisions of this paragraph, BioMarin shall determine in its sole discretion whether Klock shall continue to discharge his duties as BioMarin's president or if his duties shall terminate at a date prior to the date this Agreement is terminated. In any case, Klock shall be entitled to compensation and benefits as provided in this Agreement until the effective date of this Agreement's termination.

     7.3 If, within twelve months of the effective date of this Agreement, Klock employment terminates for "Cause" (as defined herein), Klock shall not be entitled to compensation and benefits as provided in this Agreement. "Cause" is defined as (i) an act of personal dishonesty taken by Klock in connection with his responsibilities as an employee and intended to result in personal enrichment of Klock, (ii) Klock's conviction of, plea of nolo
                                                                            ----
contendere to, a felony, (iii) a willful act by Klock which constitutes gross
----------
misconduct and which is injurious to the Company, and (iv) following delivery to Klock of a written demand for performance from the Company which describes the basis for the Company's belief that Klock has not substantially performed his duties, continued violations by Klock of Klock's obligations to the Company. The notice of termination under the provisions of this paragraph shall state the grounds for termination and state all relevant facts supporting the grounds.

     8. PURCHASE OF STOCK AND STOCK BUY-BACK RIGHTS. Klock shall be entitled to purchase 800,000 shares of the Company's stock at a purchase price of one dollar ($1.00) per share. The Company shall provide a 4-year loan as of the effective date of this Agreement to Klock for the purpose of share purchase. Any stock purchase loans to Klock from the Company shall be due and payable upon termination of employment.

If this Agreement is terminated for any reason, then Klock agrees to resell back to BioMarin up to one-half of any stock sold or given to him by BioMarin as compensation at the original purchase price on a pro-rata basis as stated below:

     For example if Klock has been sold 1000 Shares, such shares resold are equal to 1000 minus (1000 times the number of days from June 26, 1997 until June 25,2001 divided by one thousand four hundred sixty (1460)). For example if the agreement is terminated at 300 days after June 26, 1997, the number of shares resold would be:


                1000 - 1000 x 300 = 794 Shares (capped at 50% or 500 shares)
                       -----------
                           1460


     9.         EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION.   This
Agreement shall not be terminated by a voluntary or involuntary termination of BioMarin's existence resulting from a merger or consolidation in which BioMarin is not the consolidated or surviving entity or a transfer of all or substantially all of BioMarin's assets. If such a merger, consolidation, or transfer of assets occurs, BioMarin's obligations shall be delegated to the surviving, resulting, or transferee entity.

     10.        OWNERSHIP OF INTANGIBLES.   All research, development, designs,
processes, inventions, copyrights, patents, trademarks, service marks, and the like that Klock conceives or develops while this Agreement is in effect shall be BioMarin's property. Klock shall execute and deliver to BioMarin a copy of BioMarin's standard employee confidentiality and proprietary rights agreement.

     11.        NON-COMPETITION BY KLOCK AFTER TERMINATION   11.1. Immediately
upon termination of this Agreement, Klock shall immediately deliver to BioMarin all of BioMarin's property then in his possession or under his control.

     11.2 For a period of two years after termination of this Agreement. Klock agrees not to compete unfairly, whether directly or indirectly, with BioMarin. For purposes of this paragraph, to "compete unfairly" is to (a) use or provide to third parties property that is owned by BioMarin under Paragraph 9;
(b) use or provide to third parties trade secrets within the definition of California Civil Code Section 3426.1(d) as that section exists on the date this Agreement is executed or renewed; (c) compete or to assist third parties to compete with BioMarin for the business of BioMarin's customers with respect to the services offered by BioMarin on the date this Agreement is terminated; or
(d) attempt to induce or assist third parties to induce or attempt to induce, any of BioMarin's employees to terminate employment with BioMarin and obtain employment by any person or entity that competes with BioMarin.

     12. MISCELLANEOUS PROVISIONS. 12.1. This Agreement is made in and is subject to the law of the State of California.

     12.2 Notices to be given in writing shall be transmitted by personal delivery or by certified mail, return receipt requested, addressed as set forth below or to another address given through written notice under the provisions of this paragraph:


     If to BioMarin:

     BioMarin, Inc
     Attention: Board of Directors
     11 Pimentel Court
     Novato, California 94949


     If to Klock:

     John C. Klock
     11 Pimentel Court
     Novato, California 94949


Notices delivered personally shall be deemed communicated as of the date of receipt. Mailed notices shall be deemed communicated as of the date of mailing.

     12.3 Disputes concerning this Agreement shall be referred to arbitration under the California Arbitration Act upon written notice to the other by the party seeking arbitration. BioMarin and Klock shall each appoint one person to hear the dispute, and those persons shall appoint a third. The decision of the arbitrators shall be by a majority and shall be final, and costs
                            --------------------------
of the arbitration are to be borne in such proportion as the arbitrators may decide.

     12.4 This Agreement is BioMarin's and Klock's entire agreement with respect to Klock's employment and it supersedes all other agreements, whether written or oral, between them. Each acknowledges there is no representation, inducement, promise, or agreement, whether oral or in writing, with respect to this Agreement's subject matter that is not incorporated into this Agreement.



     Executed at Toronto, Canada

     this 26th day of June, 1997



                         BioMarin Pharmaceuticals, Inc

                         By /s/ Gwynn R. Williams
                            ------------------------------
                                  Director



     Executed at Toronto, Canada

     this 26th day of June, 1997


                         John C. Klock

                         /s/ JOHN C. KLOCK
                         -------------------

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------



     WHEREAS: BioMarin Pharmaceutical Inc. (the "COMPANY") and John C. Klock
     -------
("EMPLOYEE") entered into an Employment Agreement dated as of June 26, 1997, a copy of which is attached hereto as Exhibit "A" (the "EMPLOYMENT AGREEMENT");
                                    ----------
and

     WHEREAS: Each of the Company and Employee now desire to amend, in part,
     -------
Section 2.2 of the Employment Agreement.

     NOW, THEREFORE, the Company and Employee agree that, as of October 26, 1998, the first two sentences of Section 2.2 of the Employment Agreement shall be amended to read as follows:

     "2.2 Except with the written consent of BioMarin's board of directors, Klock shall devote one hundred percent (100%) of his productive, time, ability and attention to BioMarin's business and shall not engage in any other business or render any services of a business, commercial or professional nature to or on behalf of any other person or enterprise. Klock shall not engage in any activity which is directly competitive with BioMarin."

     IN WITNESS WHEREOF, each of the parties have executed this Amendment to the Employment Agreement as of October 26, 1998.



                              BIOMARIN PHARMACEUTICAL INC.


                              By: /s/ RAYMOND W. ANDERSON
                                 -------------------------------
                                 Raymond W. Anderson
                                 Chief Financial Officer



                              EMPLOYEE

                                 /s/ JOHN C. KLOCK
                                 -------------------------------
                                 John C. Klock

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------


     WHEREAS:  BioMarin Pharmaceutical Inc. (the "COMPANy") and John C. Klock
     -------
("EMPLOYEE") entered into an Employment Agreement dated as of June 26, 1997, a copy of which is attached hereto as Exhibit "A";
                                    -----------

     WHEREAS: The Company and Employee entered into an amendment to the
     -------
Employment Agreement dated October 26, 1998, a copy of which is attached hereto as Exhibit "B" (Exhibit A and Exhibit B together, the "EMPLOYMENT AGREEMENT");
   -----------
and

     WHEREAS: Each of the Company and Employee now desire to amend Section 4.3
     -------
of the Employment Agreement.

     NOW, THEREFORE, the Company and Employee agree that, as of January 1, 1998,
Section 4.3 of the Employment Agreement shall be amended to read as follows:

     "4.3 Klock shall be paid an annual bonus, in addition to annual cash compensation as detailed in Sections 4.1 and 4.2, according to the guidelines enumerated on the document titled `Founders' Incentive Compensation Adjustment as of January 1, 1998,' which document is hereby deemed incorporated by reference herein. "

     The document titled "Founders' Incentive Compensation Adjustment as of January 1, 1998" is attached hereto as Exhibit "C".
                                       -----------

     IN WITNESS WHEREOF, each of the parties have executed this Amendment to the Employment Agreement as of January 1, 1998.


                                            BIOMARIN PHARMACEUTICAL INC.


                                            By: /s/ Raymond W. Anderson
                                                ---------------------------
                                                Raymond W. Anderson
                                                Chief Financial Officer


                                            EMPLOYEE

                                                /s/ John C. Klock
                                                ---------------------------
                                                John C. Klock

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     WHEREAS:  BioMarin Pharmaceutical Inc. (the "COMPANY") and John C.
     -------
Lelock ("EMPLOYEE") entered into an Employment Agreement dated as of June 26, 1997, a copy of which is attached hereto as Exhibit "A";
                                                -----------

     WHEREAS: Each of the Company and Employee now desire to amend the
     -------
Employment Agreement.

     NOW, THEREFORE, the Company and Employee agree that, as of January 1, 1999, the Employment Agreement shall be amended to add the following provisions:

     In the event of the Involuntary Termination, as defined below, of Employee's employment with the Company within one (1) year of a Change of Control, as defined below, Employee shall be entitled to receive from the Company, within ten (10) days of such Involuntary Termination, a severance payment equal to six (6) months of Employee's then-current annual salary and fifty percent (50%) of the annual bonus that Employee would otherwise be entitled to receive for the calendar year in which such Involuntary Termination occurs. Additionally, upon such Involuntary Termination, fifty percent (50%) of the then-unvested portion of all of Employee's options to purchase capital stock of the Company shall immediately vest. The capitalized terms used above shall have the following meanings:

     1. "Change of Control" shall mean the occurrence of any of the following events:

          a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

          b) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

          c) The approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     2. "Involuntary Termination" shall mean (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities, or the removal of the Employee from such position and responsibilities, unless the Employee is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the annual salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than 25 miles from the Employee's then present location; (vi) any purported termination of the Employee by the Company which is not effected for disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors in the event of a Change of Control.

     IN WITNESS WHEREOF, each of the parties have executed this Amendment to the Employment Agreement as of January 1, 1999.


                         BIOMARIN PHARMACEUTICAL INC.


                         By: /s/ Grant W. Denison, Jr.
                            -------------------------------------------
                           Grant W. Denison, Jr. Chief Executive Officer



                         EMPLOYEE


                         /s/ John C. Klock
                         --------------------
                         John C. Klock